Option Exchange Program Updated Equity Conversion Slides reflecting distribution ratio of 0.5 CFN shares to each CAH share Exhibit (a)(1)(G)(G)

Company Confidential – For internal use only

What happens with spin-off?
• Exchange program ends before spin-off
• Equity grants made prior to September 26, 2007 will
become equity grants in both companies
• Equity grants made after September 26, 2007 will
become only equity grants of the company that
employs you on the day of the spin-off
• New options granted in the option exchange program
will be subject to the conversion treatment that would
apply to the old option surrendered in the exchange

Company Confidential – For internal use only

Pre 9/26/2007 grant
Option Conversion – No Exchange
Assumptions
• Distribution of 0.5 shares of CareFusion for each share of Cardinal Health
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CAH and CFN stock trading on the trading day after the spin-off is $22.50 and $16.90, respectively
• The future stock prices cannot be predicted, so assumptions have been made for illustrative purposes in the examples below.
Post-spin prices based on
opening price on trading day after
the spin-off
$30.84 minus $61.38 = -$30.54
-$30.54 times 1,000 options = -$30,540
Post-spin intrinsic value
CAH options calculated by multiplying
pre-spin options by ratio of pre-spin
stock price to sum of post-spin CAH
stock price and half of post-spin CFN
stock price
$30.84
1,000 *      [($22.50 + ($16.90 / 2)]          = 996
$22.50 divided by .5024 (per ratio) = $44.79
996 * ($22.50 – $44.79) = -$22,201
CAH stock options
1,000
CAH exercise price
$61.38
Pre-spin CAH Stock Price
$30.84
Aggregate Intrinsic Value
Ratio of Stock Price to exercise price
-$30,540
50.24%
Post-spin new CAH Price
$22.50
Post-spin CFN Price $16.90
Adjusted CAH Options 996
Adjusted CAH Exercise Price $44.79
Adjusted CAH Aggregate Value -$22,201
CareFusion Options 498
CareFusion Exercise Price $33.64
CareFusion Aggregate Value -$8,337
Aggregate Intrinsic Value -$30,537
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off
$30.84
0.5  * 1,000 *         [($22.50 + ($16.90 / 2)]       = 498
$16.90. divided by .5024 (per ratio) = $33.64
498 * ($16.90 – $33.64) = -$8,337
CFN options calculated by multiplying
0.5 times pre-spin options times ratio of
pre-spin stock price to sum of post-spin
CAH stock price and half of post-spin
CFN stock price

Company Confidential – For internal use only

Pre 9/26/2007 grant
Option Conversion - Exchange
Post-spin prices based on
opening price on trading day after
the spin-off
$30.84 minus $31.84 = -$1.00
-$1.00 times 201 options = -$201
Post-spin intrinsic value
CAH stock options
201
CAH exercise price
$31.84
Pre-spin CAH Stock Price
$30.84
Aggregate Intrinsic Value
Ratio of Stock Price to exercise price
-$201
96.9%
Post-spin new CAH Price
$22.50
Post-spin CFN Price $16.90
Adjusted CAH Options 200
Adjusted CAH Exercise Price $23.23
Adjusted CAH Aggregate Value -$146
CareFusion Options 100
CareFusion Exercise Price $17.45
CareFusion Aggregate Value -$55
Aggregate Intrinsic Value -$201
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off
CAH options calculated by multiplying
pre-spin options by ratio of pre-spin
stock price to sum of post-spin CAH
stock price and half of post-spin CFN
stock price
$30.84
201 *      [($22.50 + ($16.90 / 2)]             = 200
$22.50 divided by .969 (per ratio) = $23.23
200 * ($22.50 – $23.23) = -$146
$30.84
0.5 *     201 *      [($22.50 + ($16.90 / 2)]           = 100
$16.90. divided by .969 (per ratio) = $17.45
100 * ($16.90 – $17.45) = -$55
CFN options calculated by multiplying
0.5 times pre-spin options times ratio of
pre-spin stock price to sum of post-spin
CAH stock price and half of post-spin
CFN stock price
Assumptions
• Distribution of 0.5 shares of CareFusion for each share of Cardinal Health
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CAH and CFN stock trading on the trading day after the spin-off is $22.50 and $16.90, respectively
• Exchange Program ratio is 4.97 to 1
• The future stock prices cannot be predicted, so assumptions have been made for illustrative purposes in the examples below.

Company Confidential – For internal use only

Post 9/26/2007 grant
Option Conversion
Assumptions
• Employee is employed by Cardinal Health at the effective time of the spin-off
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CAH stock trading on the trading day after the spin-off is $22.50
• The future stock prices cannot be predicted, so assumptions have been made for illustrative purposes in the examples below.
Post-spin price based on
opening price on trading day after the
spin-off
$30.84 minus $31.84 = -$1.00
-$1.00 times 201 options = -$201
Post-spin intrinsic value
Options convert entirely to post-spin employing
company
Aggregate intrinsic value approximates
pre-spin aggregate intrinsic value
$30.84
201 *          $22.50     =  275
$22.50 divided by .969 (per ratio) = $23.23
275 * (22.50 – 23.23) = -$201
CAH stock options 201
CAH exercise price
$31.84
Pre-spin CAH Stock Price
$30.84
Aggregate Intrinsic Value
Ratio of Stock Price to exercise price
-$201
96.9%
Post-spin new CAH Price
$22.50
Adjusted CAH Options 275
Adjusted CAH Exercise Price $23.23
Adjusted CAH Aggregate Value -$201
Aggregate Intrinsic Value -$201
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off

Company Confidential – For internal use only

Post 9/26/2007 grant
Option Conversion
Post-spin price based on
opening price on trading day after the
spin-off
$30.84 minus $31.84 = -$1.00
-$1.00 times 201 options = -$201
Post-spin intrinsic value
Options convert entirely to post-spin employing
company
Aggregate intrinsic value approximates
pre-spin aggregate intrinsic value
CAH stock options 201
CAH exercise price
$31.84
Pre-spin CAH Stock Price
$30.84
Aggregate Intrinsic Value
Ratio of Stock Price to exercise price
-$201
96.9%
Post-spin CFN Price
$16.90
CareFusion Options 366
CareFusion Exercise Price $17.45
CareFusion Aggregate Value -$201
Aggregate Intrinsic Value -$201
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off
Assumptions
• Employee is employed by CareFusion at the effective time of the spin-off
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CFN stock trading on the trading day after the spin-off is $16.90
• The future stock prices cannot be predicted, so assumptions have been made for illustrative purposes in the examples below.
$30.84
201 *          $16.90     =  366
$22.50 divided by .969 (per ratio) = $17.45
366 * (16.90 – 17.45) = -$201

Company Confidential – For internal use only

Pre 9/26/2007 grant
Restricted Stock Conversion
Assumptions
• Distribution of 0.5 shares of CareFusion for each share of Cardinal Health
One grant
CAH restricted stock holder receives 0.5
shares of CFN restricted stock for each share
of CAH restricted stock held
CAH restricted stock
500
Distribution Ratio 0.5:1
Post-spin CFN Restricted Stock 250
Post-spin New CAH Restricted Stock 500
For illustrative purposes only

Company Confidential – For internal use only

Post 9/26/2007 grant
Restricted Stock Conversion
Assumptions
• Employee is employed by CareFusion at the effective time of the spin-off
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CFN stock trading on the trading day after the spin-off is $16.90
• The future stock prices cannot be predicted, so assumptions have been made for illustrative purposes in the examples below.
Post-spin price based on
opening price on trading day after
the spin-off
One grant
$30.84 times 500 restricted shares = $15,420
Post-spin intrinsic value
Restricted stock converts entirely
to post-spin employing company
$15,420 divided by $16.90 = 912
CAH restricted stock

Pre-spin CAH Stock Price $30.84
Aggregate Fair Market Value
$15,420
Post-spin CFN Price $16.90
CFN Restricted Stock 912
Aggregate Intrinsic Value $15,413
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off

The email copied below was sent to you by Cardinal Health, Inc. on June 19, 2009. The offer is scheduled to expire at 11:59 p.m. Eastern Time on Friday, July 17, 2009. If you wish to participate in the offer, your election must be received prior to the expiration of the offer. You may change or withdraw your election to participate at any time prior to the expiration of the offer. To participate, please visit the offer website through the following link: https://cardinalhealth.equitybenefits.com. Updated spin-off conversion examples have been posted to the site under the “Revised Conversion Examples” link based upon the recently announced distribution ratio of 0.5 shares of CareFusion common stock for each common share of Cardinal Health.

I am pleased to announce that we have officially launched the Cardinal Health, Inc. Stock Option Exchange Program effective today, Friday, June 19, 2009. The Stock Option Exchange Program allows you an opportunity to voluntarily exchange certain employee stock options for new options covering a lesser number of Cardinal Health common shares. Complete details are available through the website link set forth below. The offer will expire at 11:59 p.m. Eastern Time on Friday, July 17, 2009, unless we extend the offer, and is subject to terms and conditions described in the website discussed below. Your election must be received prior to the expiration of the offer if you wish to participate in the offer. You may change or withdraw your election to participate at any time prior to the expiration of the offer.

You will be able to learn more about the Stock Option Exchange Program, review or print the formal Offer to Exchange document and make your election to participate in the Stock Option Exchange Program through a secure, external website (the "offer website"), at https://cardinalhealth.equitybenefits.com, dedicated specifically to the Stock Option Exchange Program. If you are a U.S. employee or are on a global assignment from the U.S., in order to log in to the offer website, you must enter a login id (this is your six-digit employee number) and an initial password (this is the last 4 digits of your social security number). If you are not a U.S. employee, please use your email address as your login id and Cardinal01 as your password. Once you have logged in, you will be prompted to change your password. You may access the offer website through a computer provided at Cardinal Health office locations or through any other computer with internet access. In order to participate in the offer, eligible employees receiving this notice by email must use the offer website.

Please visit the offer website through the following link https://cardinalhealth.equitybenefits.com and follow the instructions for accessing your personal information, learning more about the offer and making and submitting your elections. The offer website includes the Offer to Exchange, which describes the terms and conditions of the offer, an online form that you may use to accept the offer or change or withdraw an election, a list of frequently asked questions (FAQs) which we may add to/update over the course of the offer period, a webcast providing helpful information regarding the offer and other relevant materials.

We have engaged Stock & Option Solutions to assist us in administering the offer. If you have questions, please telephone Stock & Option Solutions toll-free at 1-800-936-5340 (from within the United States and Canada) or at 1-614-808-1620 (from outside the United States or Canada) or email them at

StockOptionExchangeProgram@cardinalhealth.com. There is no need to reply to this email message; any questions should be directed to Stock & Option Solutions.

Cardinal Health and Stock & Option Solutions make no recommendations as to whether you should participate in the Stock Option Exchange Program and encourage you to consult with your own advisors regarding your decision.